MUTUAL CONFIDENTIALITY AGREEMENT

THIS MUTUAL CONFIDENTIALITY AGREEMENT (this "Agreement") is made by and among Net-Structure Asset Management Solutions, L.L.C. ("NS"), WDCSN ___, an ___________ company ("WDCSN") Net-Structue and WINSONIC are separately referred to as a "party" and collectively referred to as the "parties."

WHEREAS, the parties have entered into or may enter into discussions to explore one or more business relationships or transactions between them.

WHEREAS, in the course of discussions and in the relationship that may thereafter ensue each of the parties may disclose to the other information that is confidential and proprietary.

WHEREAS, each of the parties wish to provide the other with assurances that they will respect the confidential and proprietary information of the other.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

Article I
Confidential Information

The term "Confidential Information" shall mean any data, trade secret, design, technique, process, discovery, invention, research, know-how financial information, client and prospect information, market information, strategic relationships, software, source code and related documentation and other information of a party that is treated as confidential by the party to whom it belongs. The term "Confidential Information" shall not include suggestions, comments, ideas, concepts or other feedback provided by one party to the other from time to time in the course of discussions and any relationship that may ensue. In addition, the term "Confidential Information" shall not include:

(a) Information that is already in or enters into the public domain other than as a consequence of the breach of the terms of this Agreement.

(b) Information which is already properly and lawfully in the possession of the receiving party and which is not subject to any obligations of secrecy on the receiving party's part.

(c) Information which becomes available to a party on a non-confidential basis from a source other than the other party hereto; provided, however, that such information was properly and lawfully in the possession of such source and not, so far as the receiving party is aware (after making due and careful inquiry), subject to any obligation of secrecy on the part of such source.

(d) Information which the receiving party generated independent of any information made available pursuant to this Agreement and the parties' relationship.

Article II
Covenants and Agreements

2.1 Obligation Not to Use or Disclose. This Agreement does not require a party hereto to disclose any Confidential Information to the other party. However, if a party does disclose any Confidential Information, the party receiving the same covenants and agrees that it shall keep the other's Confidential

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Information learned in the course of the parties' relationship, or otherwise obtained, secret and confidential and that it will not at any time, without the prior written consent of the other party, use or disclose the other's Confidential Information for any purpose other than the evaluation of offers made in the course of discussions between the parties or as expressly permitted by any definitive agreements between the parties entered into as a result of such discussions.

2.2 No Unauthorized Disclosure. Each of the parties hereto covenants and agrees to take all reasonable steps to ensure that access to Confidential Information of the other party is appropriately restricted and that all reasonable precautions are taken to assure that Confidential Information is not misappropriated or disclosed in whole or in part without authorization in writing from the party to whom such information belongs. No employee or agent of a receiving party may be given access to Confidential Information unless such person is bound by agreement or otherwise not to use or disclose such information. The parties understand, acknowledge and agree that each is fully responsible for the actions and conduct of its respective employees and agents with regard to the Confidential Information of the other, and any violation of the provisions of this Agreement by an employee or agent of a party hereto shall be considered a breach of this Agreement by such party.

2.3 Property. Neither this Agreement nor the disclosure of any Confidential Information grants, or shall be construed to grant, the non-disclosing party any license or any other proprietary rights to such information or be construed as a commitment to engage in any business relationship, contract or dealing with the other party. All Confidential Information disclosed hereunder shall be returned to the party disclosing the same or shall be destroyed (including without limitation all copies thereof) as the disclosing party may request.

2.4 Representations and Warranties. Each of the parties hereto acknowledges that no representation or warranty is made as to the accuracy or completeness of Confidential Information, it being understood that only those particular representations and warranties which may be made in a definitive written agreement, when and if fully executed, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect.

Article III
Additional Agreements

3.1 Indemnification. Each party hereto agrees to indemnify and hold harmless the other against and from any loss, cost, liability or expense (including attorney's fees) incurred or suffered by the other by reason of its breach of any term hereof.

3.2 Injunctive Relief. Each party agrees that its violation of this Agreement will cause irreparable and substantial damage to the other party and that no adequate remedy may be available at law for any such violation. Therefore, the parties agree that in the event of a violation (including a threatened violation) of this Agreement by a party hereto, the other party shall have the right to an injunction issued by a court of competent jurisdiction enjoining such and any further violation (or threatened violation) of this Agreement (without need of a bond or a showing of actual damages), such right to be in addition to any other right or remedy available at law or in equity.

3.3 Compelled Disclosure. If a party hereto (the "disclosing party") or any of its employees or agents are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) to make any disclosure that is prohibited or otherwise constrained by this Agreement, the disclosing party will provide the other party with prompt notice of such request so that it may seek an appropriate protective order or other appropriate

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remedy. Subject to the foregoing, the disclosing party or its employees or agents, as the case may be, may furnish that portion (and only that portion) of the Confidential Information that, in the written opinion of its counsel reasonably acceptable to the other party, the disclosing party or its employees or agents, as the case may be, is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other material censure or material penalty; provided, however, that the disclosing party and the disclosing party's employees and agents must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

3.4 Obligations to Subsidiaries. A party shall have the same obligations with respect to the Confidential Information of any subsidiary or affiliate of a party as it does with respect to the Confidential Information of such party and any such subsidiary or affiliate shall have the rights and remedies as provided in this Agreement and at law or in equity for the violation of such obligations with respect to such subsidiary or affiliate's Confidential Information.

3.5 Nondisclosure of Possible Transaction. Except as otherwise permitted hereby, neither party will disclose the fact that any discussions or negotiations are taking place concerning a possible transaction, including the status of such discussions or negotiations.

3.6 Nonsolicitation of Employees. Each party agrees that, for a period of two years after the date of this agreement, it will not solicit or cause to be solicited the employment of or employ, any person who is now employed or engaged by the other party or any affiliate thereof.

3.7 Noncircumvention. Each of the parties hereto covenants and agrees not to, directly or indirectly, call upon, solicit, induce or influence any affiliate, business partner, current or prospective customer of the other party (or its affiliates), for its own behalf or the benefit of a competitive enterprise, to terminate its relationship with the other party or to alter the terms of such relationship. In addition, each party hereto covenants and agrees that it will not circumvent the other party's relationships, and it will not directly or indirectly contact or make inquiries of the other party's relationships, without the prior written consent of the other party, which will be grated or withheld in the other party's sole discretion.

Article IV
General Provisions

4.1 Entire Agreement; Amendment. This Agreement supersedes any and all prior agreements, whether oral or in writing, and sets forth the entire understanding and agreement between the parties hereto regarding the subject matter hereof. This Agreement may be amended, modified or supplemented only in writing as agreed to and signed by the parties hereto.

4.2 Severability. In the event any term, provision or covenant contained in this Agreement shall be adjudicated by a court to be partially or totally invalid or unenforceable because of the duration in time or because of the scope of activities or information prohibited, or for any other reason, such term, provision or covenant shall be reformed to the minimum extent necessary to render it valid and enforceable. If a court refuses to so modify any such term, provision or covenant, such term, provision or covenant shall be eliminated from this Agreement but each of the remaining terms, provisions and covenants shall remain in full force and effect. The terms, provisions and covenants contained in this Agreement are deemed separate and severable.

4.3 Notices. All notices which are required to be given hereunder shall be in writing and delivered to the address of the recipient set forth below its signature hereto or such other address as the recipient may designate by notice given in accordance with the provisions of this Section. Any such notice

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shall be delivered by hand or by certified first class mail return receipt requested, postage prepaid, and shall be deemed to have been served on the date delivered by hand or three days after mailing.

4.4 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Such counterparts shall together constitute one and the same document. Signatures transmitted by facsimile shall be considered authentic and legally binding.

4.6 No Waiver. No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party, nor shall any waiver of its rights operate as a waiver of any subsequent breach.

4.7 Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Illinois, without regard to its choice of laws rules. The parties agree that except for injunctive relief that a party may seek in any court of competent jurisdiction, the sole venue for all disputes concerning this Agreement shall lay within the exclusive jurisdiction of courts situated in the County of Cook in the State of Illinois and the parties hereby consent to and agree that such courts shall have personal jurisdiction of each party hereto. The parties agree to waive trial by jury.

4.8 WDCSN. WInsonic understands, acknowledges and agrees that it is fully responsible for the actions and conduct of its representatives, including but not limited to Winston Johnson, other employees who have been given special access to Confidential Information of Net-Structure and will have the opportunity to circumvent NS in violation of the covenants set forth in Section 3.7. Winsonic hereby represents and warrants that all of its representatives that will have access to Confidential Information of Net-Structue are bound by agreements not to disclose Confidential Information of Net-Structure or otherwise violate this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date stated below.

Net-Structure Asset Management Solutions LLC

Antonio Burketh

1188 Jacqueline Drive
Crete, IL 60417

Winsonic Digital Cable Systems Network.:

WInsonic

By:
Winston Johnson CEO